FIRST AMENDMENT OF
AGREEMENT BY AND BETWEEN
FIRST BUSINESS BANK AND COREY CHAMBAS
(AMENDED AND RESTATED DECEMBER 22, 2014)
This First Amendment (the “First Amendment”) of the Agreement By and Between First Business Bank and Corey Chambas (Amended and Restated December 22, 2014) is made and entered into as of December 29, 2016 (the “Effective Date”), by and between First Business Bank, a Wisconsin corporation (the “Company”), and Corey Chambas (the “Executive,” and together with the Company, the “Parties”).
RECITALS
A.    The Parties previously entered into that certain Agreement By and Between First Business Bank and Corey Chambas (Amended and Restated December 22, 2014) (the “Employment Agreement”).
B.    Pursuant to Section 10.6 of the Employment Agreement, the Employment Agreement may be amended by written agreement signed by the Parties.
C.    The Parties desire to continue the Executive’s employment pursuant to the terms of the Employment Agreement as amended by this First Amendment.
AGREEMENT
In consideration of the foregoing and the mutual promises and covenants of the Parties set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby expressly agree as follows:
1.The existing Section 6.1(b) of the Employment Agreement shall be deleted and replaced with the following new Section 6.1(b):
“(b)    Involuntary Reassignment or Salary Reduction. In the event of a Change in Control followed by:
(1)    a material diminution in the Executive’s base annual salary, annual bonus opportunity or any other base compensation from those in effect immediately prior to the Change in Control;
(2)    a material diminution in the Executive’s authority, duties or responsibilities from those in effect immediately prior to the Change in Control;
(3)    a requirement that the Executive report to anyone other than the board of directors of the Company;
(4)    a material diminution in the budget over which the service provider retains authority from that in effect immediately prior to the Change in Control; or
(5)    any other action or inaction that constitutes a material breach by the Company of this Agreement;

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within two (2) years of the Change in Control, the Executive shall be entitled, if he incurs a separation from service with the Company due to his voluntary termination of employment within ninety (90) days after the initial existence of any of the circumstances described in (b)(1) – (b)(5) above (‘Good Reason’) and two (2) years after the Change in Control, to a cash payment of an amount equal to the fair value of the Executive’s unvested stock options issued by the Company or by First Business Financial Services, Inc. calculated as of the date of the Executive’s separation from service, plus such additional amount as will, when added to any Parachute Payment to the Executive contingent upon the Change in Control, equal two and 99/100 (2.99) times the Executive’s Salary. Payment shall be made in a lump sum on the fifteenth (15th) day immediately following the date of the Executive’s separation from service; provided, however, the Executive must give the Company written notice of the existence of Good Reason at least 30 days prior to his voluntary termination of employment. If the Company cures, to the satisfaction of the Executive, the particular instance of Good Reason that is the subject of the Executive’s written notice, then the Executive will not be permitted to voluntarily terminate his employment pursuant to this Section 6.1(b) with respect to that particular instance of Good Reason.”
2.The existing Section 6.1(c) of the Employment Agreement shall be deleted and replaced with the following new Section 6.1(c):
“(c)    Involuntary Relocation. In the event of a Change in Control followed by an involuntary relocation of the Executive’s primary office location to a new location that is more than 30 miles from the Executive’s primary office location immediately prior to the Change in Control within two (2) years of the Change in Control, the Executive shall be entitled, if he incurs a separation from service with the Company due to his voluntary termination of employment within ninety (90) days after the involuntary relocation and two (2) years after the Change in Control, to a cash payment of an amount equal to the fair value of the Executive’s unvested stock options issued by the Company or by First Business Financial Services, Inc. calculated as of the date of the Executive’s separation from service, plus such additional amount as will, when added to any Parachute Payment to the Executive contingent upon the Change in Control, equal two and 99/100 (2.99) times the Executive’s Salary. Payment shall be made in a lump sum on the fifteenth (15th) day immediately following the date of the Executive’s separation from service; provided, however, the Executive must give the Company written notice of his intention to voluntarily resign his employment as a result of the relocation at least 30 days prior to his voluntary termination of employment. If the Company cures, to the satisfaction of the Executive, the involuntary relocation that is the subject of the Executive’s written notice, then the Executive will not be permitted to voluntarily terminate his employment pursuant to this Section 6.1(c) with respect to that particular involuntary relocation.”
3.The existing Section 6.1(d) of the Employment Agreement shall be deleted and not replaced.

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4.The existing Sections 6.1(e), (f) and (g) of the Employment Agreement shall be re-designated as Sections 6.1(d), (e) and (f), respectively.
5.In all other respects, the Agreement shall remain unchanged and in full force and effect.
[Signature page follows.]

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In witness whereof, the Company and has caused this First Amendment to be executed in its name and on its behalf, and the Executive acknowledges understanding and acceptance of, and agrees to, the terms of this First Amendment, all as of the Effective Date.
FIRST BUSINESS BANK
By: /s/ Gerald Kilcoyne
Print Name: Gerald Kilcoyne
Title: Chair of the Board
COREY CHAMBAS
/s/ Corey Chambas

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